Exhibit 10.149
                                 --------------




THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

Issue Date: April 12, 2005                       Principal Amount: US $5,100,733



                      COMMODORE APPLIED TECHNOLOGIES, INC.

                            CONVERTIBLE SECURED NOTE

         THIS CONVERTIBLE SECURED NOTE (this "Note") is issued in favor of The Shaar Fund, Ltd. (the "Holder") pursuant to the terms of that certain Exchange Agreement, dated as of April 12, 2005 (together with all amendments, supplements, extensions, renewals, substitutions or other modifications thereof, and also together with all schedules, exhibits and attachments thereto, the "Exchange Agreement") by and between Commodore Applied Technologies, Inc. (the "Borrower") and the Holder. This Note is issued in exchange for that certain (i)
note issued by the Borrower on June 13, 2001, in the original principal amount of $500,000 (as amended and restated), which such note has an outstanding principal balance as of the date hereof of $3,279,585 ("Original Shaar Note"), in conjunction with a Security Agreement, as amended and restated ("Shaar Security Agreement"), by and among the Borrower, Commodore Advanced Sciences, Inc. ("CASI") and Holder, a Warrant ("Shaar Warrant"), issued to Holder, a Registration Rights Agreement ("Shaar Registration Rights agreement"), by and between the Borrower and Holder, and a Guaranty, as amended and restated ("Shaar Guaranty") by CASI in favor of Holder and (ii) Secured Promissory Note, initially issued by the Borrower on June 13, 2001 to Milford Capital & Management (or an affiliate thereof)("Milford"), in the original principal amount of Five Hundred Thousand Dollars ($500,000), which such Secured
Promissory Note has an outstanding principal balance as of the date hereof of One Hundred Eight-Eight Thousand One Hundred Forty-Nine Dollars ($188,149)(the "Milford Note"), together with all accrued and unpaid interest and unpaid fees and forbearance amounts on the Original Shaar Note and the Milford Note. The Milford Note was acquired by Holder from Milford pursuant to that certain Purchase Agreement, dated March 23, 2005. The Shaar Security Agreement, the Shaar Warrant, the Shaar Registration Rights Agreement, and the Shaar Guaranty are sometimes hereinafter collectively referred to as the "Loan Documents."

         FOR VALUE RECEIVED, the Borrower hereby promises to pay to the order of the Holder, its successors and assigns, at the office of the Holder c/o SS&C Fund Services N.V., Pareraweg 45, Curacao, Netherlands Antilles (or at such other address as the holder hereof may specify from time to time by written notice to the Borrower) on April 12, 2009 (the "Maturity Date"), the principal sum of Five Million One Hundred Thousand Seven Hundred Thirty-Three ($5,100,733)

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Dollars, or so much thereof as shall constitute the entire outstanding principal balance of the loans hereunder (the "Principal Balance"), together with interest on the unpaid Principal Balance outstanding from time to time at the rate of 10% per annum, compounded monthly. Interest shall be calculated on the basis of a 360 day year and paid for the actual number of days elapsed for any whole or partial month in which interest is being calculated. So long as any uncured Event of Default (hereinafter defined) exists hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note at a rate per annum equal to fourteen (14.0%) percent per annum, or if such increased rate of interest may not be collected under applicable law, then at the maximum rate of interest, if any, which may be collected from Borrower under applicable law

         On the Issue Date of this Note, the Principal Balance of this Note shall be Four Million Six Hundred Thousand Seven Hundred Thirty-Three ($4,600,733) Dollars. During the six (6) month period following the Issue Date of this Note, if both parties consent, which consent can be withheld by a party for any reason whatsoever, Holder will, from time to time, make advances to the Borrower under this Note in an aggregate principal amount of up to $500,000; provided, that at no time shall this Note have an outstanding Principal Balance more than $5,100,733. Disbursements of advances hereunder shall be made by wire transfer to an account designated in writing by Borrower to Holder, or otherwise in a manner agreed upon by Holder and the Borrower.

         Beginning on the Issue Date and for the twelve (12) month period thereafter (the "Deferral Period"), interest shall accrue on the principal amount of the Note outstanding from time to time. On April 12, 2006, the Borrower shall make a single lump sum payment to the Holder in an amount equal to all interest that accrued during the Deferral Period. Beginning May 15, 2006, and monthly thereafter on the 15th day of each month until the Maturity Date, the Borrower shall pay to the Holder all accrued and unpaid interest on the Principal Balance of the Note outstanding during the prior month. On the Maturity Date, the Borrower shall make a single lump sum payment to the Holder equal to the outstanding Principal Balance of the Note, together with all accrued and unpaid interest thereon. Each date that a payment hereunder is due shall be referred to as "Payment Date". All payments of principal and/or interest shall be paid no later than 3:00 p.m., New York City time on the dates set forth Above; provided, however, that the Borrower shall be entitled to a fifteen (15) day period ("Grace Period") in which to make each such payment (and interest shall accrue during such Grace Period at the rates per annum specified herein).

         Interest on the outstanding Principal Balance shall be payable in cash or shares of Common Stock, par value $0.001 per share, of the Borrower (the
"Common Stock" or "Common Shares") at the Borrower's option at the then applicable Conversion Price (as such term is defined in Section 5 below) and shall accrue commencing on the date hereof and shall continue until payment in full of the outstanding Principal Balance has been made. The Borrower shall only be permitted to issue shares of its Common Stock in payment of accrued interest if the shares to be issued are, as of the date of such issuance, are duly and validly authorized and issued, fully paid and nonassessable, freely tradable shares of the Common Stock, registered for resale in the open market transactions on a registration statement, which registration statement shall then be effective under the Securities Act of 1933, as amended (the "Act"). Notwithstanding the foregoing, at least ten (10) days prior to each Payment Date, the Borrower will send written notice to the Holder of the estimated interest amount to be paid on the Payment Date and the manner (cash or shares of Common Stock) in which such interest shall be paid. The interest so payable will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered on the records of the Borrower regarding registration of the Note (the "Note Register"). Each such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds of the Borrower payable to Holder as follows:

Bank:             Bank of New York
Address:          350 5th Avenue, New York City, NY
ABA no.:          021-000-018
Account name:     Krieger and Prager LLP
Account no.:      637-1657965
Reference:        Shaar Fund - escrow


         or at such other address as the Holder shall from time to time indicate by written notice to the Borrower.

         This Note may not be prepaid, in whole or in part, prior to the Maturity Date.

         By acceptance of this Note, the Holder agrees that it will promptly deliver and surrender this Note to the Borrower upon full payment thereof (including interest and fees), and that it will promptly notify the Borrower of any disposition of the Note and of the name and address of the transferee of this Note. All of the agreements of the Borrower and the other terms of the Loan Documents and the Exchange Agreement are incorporated herein by reference as if the same were fully set forth in this Note. Terms used in this Note, but not otherwise defined shall have the meanings given to such terms in the Certificate of Designation of Series I Convertible Preferred Stock of the Borrower ("Series I Preferred Stock").

         This Note is subject to the following additional provisions:

         1. Events of Default. Any of the following events which occur and are continuing shall constitute an "Event of Default": (a) if the Borrower fails to make any payment of any principal or interest under this Note on a Payment Date, including the allowance for the Grace Period; (b) if a receiver, trustee or other such official is appointed for the Borrower, or if any proceedings are commenced by or against the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government and, if such proceedings are instituted against the Borrower, and (i) the Borrower by any action or failure to act indicates his approval of, consent to or acquiescence therein; (ii) an order shall be entered approving the petition or granting relief in such proceeding or (iii) such proceeding remains undismissed, undischarged or unbonded for a period of forty-five (45) days; (c) except as hereinafter provided, if the Borrower breaches any covenant set forth in this Note or any of the Loan Documents and such breach is not cured within thirty
(30) days; (d) if Borrower voluntarily files for protection under any applicable bankruptcy or insolvency statutes; (e) if Borrower shall default under any obligations relating to (i) the Exchange Agreement, (ii) the shares of Series I Preferred Stock, (iii) the Securities Purchase Agreement entered into on March 15, 2000 with Holder, (iv) any warrants exercisable for Common Stock of the Borrower issued to or held by Holder, or (v) any existing Registration Rights Agreement to which Holder is a party; (f) any representation or warranty made or deemed made by a Borrower or any subsidiary of Borrower (a "Subsidiary") in any agreement between or among the Borrower and/or such Subsidiary and Holder, or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection therewith, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; (g) either Borrower or any Subsidiary shall: (i) fail to pay any material indebtedness, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any material term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (iii) fail to make any payment due under or otherwise fail to perform or observe any covenant or obligation contained in the Shaar Guaranty; (h) Borrower or any Subsidiary shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; (i) there shall occur a loss, theft, damage or destruction of any material portion of the tangible assets of a Borrower or a Subsidiary for which there is either no insurance coverage or for which, in the reasonable opinion of Holder, there is insufficient insurance coverage; (j) other than as a result of or inaction on the part of the Holder, Holder shall fail to have a perfected first priority security interest in, except for the Patents in foreign jurisdictions, the Collateral (as defined in the Shaar Security Agreement); or (k) (i) the Borrower challenges, disputes or denies the right of the Holder hereof to effect the conversion of the Principal Balance or shares of Series I Preferred Stock or dividends thereon into Common Shares or otherwise dishonors or rejects any Conversion Notice delivered in accordance with Section 6 or (ii) any third party commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of the Holder hereof to effect the conversion of the Principal Balance or any accrued interest thereon, or shares of Series I Preferred Stock or dividends thereon, into Common Shares (a "Blockage Claim"), and such Blockage Claim shall remain in effect and not be resolved for a period of more than 90 days. Upon the occurrence of an Event of Default, the entire Principal Balance and all unpaid accrued interest of this Note shall, at the Holder's option, become immediately due and payable upon written notice thereof (other than in the case of an Event of Default described in clauses (b) and (d) above in which case the entire Principal Balance and accrued interest shall become immediately due and payable without any required written notice to the Borrower. Notwithstanding the foregoing, in the event of a violation of Section 1(g)(i) or (ii) above, such violation shall not result in an Event of Default hereunder and the Holder shall have no right to exercise the remedies set forth herein if (1) the Borrower has entered into a written agreement with the party to whom it is indebted, pursuant to which, such party agrees to forbear from exercising any remedy available to it under such indebtedness and (ii) such agreement remains in effect. The Borrower shall promptly provide the Holder with a copy of any such Forbearance Agreement and all amendments or modifications thereto.

         2. [Reserved]

         3. Covenants of Borrower. Borrower hereby covenants and agrees that it will promptly, upon becoming aware of the existence of any condition or event which constitutes an Event of Default hereunder, deliver a written notice specifying the nature and period of existence thereof and what action Borrower is taking (and proposes to take) with respect thereto.

         4. Representations and Warranties of Borrower. The Borrower acknowledges and agrees that, based upon advice received from its legal counsel after such counsel reviewed certain "No-Action" letters which it deemed relevant, this Note, for the purposes of and pursuant to Rule 144(d)(3)(i), promulgated under the Act, shall be deemed to have been acquired at the same time as the Original Shaar Note, and that the shares of Common Stock issuable upon conversion hereof shall be deemed, by reason of Rule 144(d)(3)(ii) of the Act to have been acquired at the same time as the Original Shaar Note and that upon issuance of such shares, the Holder shall be entitled to immediately sell such shares under Rule 144. In the event the Holder is prohibited from publicly selling any shares of Common Stock issued upon conversion of the Principal Balance, the Borrower shall promptly use its commercially reasonable efforts to register such shares pursuant to an effective registration statement permitting their resale under the Act.

         5. Conversion; Conversion Price. At the option of the Holder, outstanding Principal Balance may be converted, either in whole or in part, into Common Shares (calculated as to each such conversion to the nearest 1/100th of a share) at any time and from time to time at a conversion price per share of Common Stock (the "Conversion Price") equal to the lesser of (i) $.0285 (subject to adjustment for any stock-split or stock combination to occur after the date hereof) or (ii) the average of the closing bid prices of one Common Share, as reported on the OTC Bulletin Board ("OTCBB") or the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, for the ten Trading Days prior to a Conversion Date (the "Market Price"); provided, if such security is not quoted or listed or admitted to trading on the OTCBB or any national securities exchange, the Market Price shall be the 50% of the average closing bid prices of such security on the over-the-counter market, as reported by Bloomberg LP, or a similar generally accepted reporting service, for the ten Trading Days prior to a Conversion Date. For purposes hereof, "Trading Day" means any day on which (a) purchases and sales of securities authorized for quotation on the OTCBB or the over the counter market are reported thereon, (b) no event which results in a material suspension or limitation of trading of the Common Shares on the OTCBB or the over the counter market has occurred and (c) at least one bid for the trading of Common Shares is reported on the OTCBB or the over the counter market .

         The number of shares of Common Stock due upon conversion of all or a portion of the Principal Balance shall be (i) the portion of the Principal Balance divided by (ii) the applicable Conversion Price.

         Within two Business Days of the occurrence of a Valuation Event (hereinafter defined), the Borrower shall send notice thereof to the Holder. Notwithstanding anything to the contrary contained herein, if a Valuation Event occurs during any Valuation Period, the Holder may convert some or all of the Principal Balance, at its sole option, at a Conversion Price equal to the Current Market Price on any Trading Day during the Valuation Period.

         For purposes of this Section 5, a "Valuation Event" shall mean an event in which the Borrower takes any of the following actions:

         (a) subdivides or combines its Capital Shares;

         (b) makes any distribution on its Capital Shares;

         (c) issues any additional Capital Shares (the "Additional Capital Shares"), otherwise than as provided in the foregoing Sections 5(a) and 5(b) above, at a price per share less, or for other consideration lower than the Current Market Price in effect immediately prior to such issuances, or without consideration, except for issuances under (A) employee benefit plans consistent with those presently in effect, (B) presently outstanding warrants, options or convertible securities and (C) in connection with an acquisition or merger where the Board of Directors of the Borrower determines in good faith that such Additional Capital Shares are not being issued for consideration lower than the Current Market Price on the date of such issuance;

         (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares if the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Current Market Price on the date of such issuance;

         (e) issues any securities convertible into or exchangeable or exercisable for Additional Capital Shares if the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible, exchangeable or exercisable securities shall be less than the Current Market Price on the date of such issuance;

         (f) announces or effects a Fundamental Corporate Change;

         (g) makes any distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for the payment of dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Borrower's assets (other than under the circumstances provided for in the foregoing Sections 5(a) through 5(e)); or

         (h) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Sections 5(a) through 5(g) hereof, inclusive, which in the opinion of the Holder, determined in good faith, would have a material adverse effect upon the rights of the Holder at the time of a conversion of the Principal Balance or is reasonably likely to result in a decrease in the Market Price.

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

         6. Exercise of Conversion Privilege.

         (a) Conversion of the Principal Balance may be exercised, in whole or in part, by the Holder by transmitting via facsimile an executed and completed Conversion Notice, in the form attached hereto as Exhibit A, to the Borrower. Each date on which a Conversion Notice is transmitted via facsimile to the Borrower in accordance with the provisions of this Section 6 shall constitute a "Conversion Date". The Borrower shall convert such amount of the Principal Balance and issue the Common Stock, and all voting and other rights associated with the beneficial ownership of the Common Stock shall vest with the Holder, effective as of the Conversion Date at the time specified in the Conversion Notice. The Conversion Notice also shall state the name or names (with addresses) of the Persons who are to become the holders of the Common Stock in connection with such conversion. If such conversion would convert the entire remaining Principal Balance of this Note, the Holder shall deliver to the Borrower the original Note being converted no later than five (5) business days after the delivery of the Conversion Notice. As promptly as practicable after the receipt of the Conversion Notice as aforesaid, but in any event not more than five Business Days after the Borrower's receipt of such Conversion Notice, the Borrower shall (i) issue the Common Stock in accordance with the provisions of this Agreement, and (ii) utilize the DWAC system or cause to be mailed for delivery by overnight courier to the Holder (x) a certificate or certificate(s) representing the number of Common Shares to which the Holder is entitled by virtue of such conversion and (y) cash, as provided in Section 7, in respect of any fraction of a Common Share issuable upon such conversion. Such conversion shall be deemed to have been effected at the time at which the Conversion Notice indicates and at such time the rights of the Holder of the Note, as such, shall cease and the Person or Persons in whose name or names the Common Stock shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby and all voting and other rights associated with the beneficial ownership of such Common Shares shall at such time vest with such Person or Persons. The Conversion Notice shall constitute a contract between the Holder and the Borrower, whereby the Holder shall be deemed to subscribe for the number of Common Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 7), to surrender that portion of the Note and to release the Borrower from all liability thereon. No cash payment aggregating less than $1.00 shall be required to be given unless specifically requested by the Holder.

         (b) The Holder shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code"). The Borrower hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of the conversion of the Note. The Borrower agrees, without cost or expense to the Holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362.

         7. Fractional Shares. No fractional Common Shares or scrip representing fractional Common Shares shall be issued upon conversion of the Note. Instead of any fractional Common Shares which otherwise would be issuable upon conversion of the Note, the Borrower shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction.

         8. Adjustments to Conversion Price. Except with respect to issuances of Capital Shares in connection with an acquisition or merger where the Board of Directors of the Borrower determines in good faith that such Capital Shares are not being issued for consideration lower than the Current Market Price on the date of such issuance, for so long as the obligations under the Note are outstanding, if the Borrower issues and sells pursuant to an exemption from registration under the Securities Act (A) Common Shares at a purchase price on the date of issuance thereof that is lower than the Conversion Price, (B) warrants or options with an exercise price on the date of issuance thereof that is lower than the Conversion Price for the Holder on such date, except for warrants or options issued pursuant to employee benefit plans consistent with those presently in effect, employee stock option agreements or stock incentive agreements of the Borrower, or (C) convertible, exchangeable or exercisable securities with a right to exchange at lower than the Current Market Price on the date of issuance or conversion, as applicable, of such convertible, exchangeable or exercisable securities, except for stock option agreements or stock incentive agreements, then on any date on which the Conversion Price shall be determined, the Conversion Price shall be reduced by an amount equal to the amount by which the purchase price, exercise price or exchange price, as applicable, is lower than the Conversion Price or Current Market Price, as applicable, multiplied by a fraction the denominator of which is the outstanding principal amount of this Note at the time of the adjustment and the numerator of which is the sum of (A) the aggregate number of (i) Common Shares, in the case of (A) above, (ii) Common Shares into which the warrants or options are exchangeable into, in the case of (B) above, or (iii) equity securities into which the convertible or exchangeable securities are exercisable into, in the case of (C) above, multiplied by (B) the Conversion Price, in each case, with a maximum adjustment equal to the applicable discount triggering such adjustment pursuant to this Section 8.

         9. Certain Conversion Limitations.

         (a) Notwithstanding anything herein to the contrary, the Holder shall not have the right, and the Borrower shall not have the obligation, to convert all or any portion of the Principal Balance (and the Borrower shall not have the right to pay interest on the Principal Balance in shares of Common Stock, but such interest shall continue to accrue until payment thereof in shares of Common Stock will not violate the terms hereof) if and to the extent that the issuance to the Holder of shares of Common Stock upon such conversion (or payment of interest) would result in the Holder being deemed the "beneficial owner" of more than 5% of the then Outstanding shares of Common Stock within the meaning of
Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

         (b) Notwithstanding anything herein to the contrary, if and to the extent that, on any date (the "Section 16 Determination Date"), the holding by the Holder of the Note would result in the Holder's becoming subject to the provisions of Section 16(b) of the Exchange Act in virtue of being deemed the "beneficial owner" of more than 10% of the then Outstanding shares of Common Stock, then the Holder shall not have the right, and the Borrower shall not have the obligation, to convert all or any portion of the Principal Balance (and the Borrower shall not have the right to pay interest on the Principal Balance in shares of Common Stock, but such interest shall continue to accrue until payment thereof in shares of Common Stock will not violate the terms hereof) as shall cause such Holder to be deemed the beneficial owner of more than 10% of the then Outstanding shares of Common Stock during the period ending 60 days after the
Section 16 Determination Date.

         10. Merger; Consolidation. If, for as long as this Note remains outstanding, the Borrower enters into a merger (other than where the Borrower is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Borrower to another person (collectively, a "Sale"), the Borrower will require, in the agreements reflecting such transaction, that the surviving entity expressly assume the obligations of the Borrower hereunder.

         11. Adjustments.

         (a) In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Borrower (each, an "Adjustment"), the Conversion Rate in effect at the time of the effective date for such Adjustment shall be proportionally adjusted so that the Holder of the Note which is converted after such date shall be entitled to receive the aggregate number and kind of shares which, if this Note had been converted by the Holder immediately prior to such date, the Holder would have owned upon such conversion and been entitled to receive upon such Adjustment (and for such purposes the Holder shall, to the extent relevant, be deemed to have converted this Note immediately prior to the record date or the effective date, as the case may, for the Adjustment). For example, if the Borrower declares a 2:1 stock dividend or stock split and the Conversion Price immediately prior to the record date for such Adjustment was $1.00 per share, the adjusted Conversion Price immediately after the Adjustment would be $.50 per share. Such adjustment may be made successively if there is more than one Adjustment. In all other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights. The provisions of this
Section 11 shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges and sales and transfers.

         (b) In the event the Borrower shall propose to take any action of the type described in Section 5, 8, 10, 11 and 12, the Borrower shall give notice to Holder, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of the Note. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty
(20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

         12. Spin-Offs. If, for any reason, prior to payment in full hereunder or the conversion of this Note in full, the Borrower spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Borrower does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Borrower, then the Borrower shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unconverted Note outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Borrower (the "Outstanding Note") been converted as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and
(ii) to be issued to the Holder on the conversion of all or any of the Note, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Note then being converted, and (II) the denominator is the amount of the Note.

         13. Costs. The Borrower shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of the Note; provided that the Borrower shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder in respect of which such shares are being issued.

         14. Reservation of Shares. The Borrower shall at all times from and after the date hereof shall maintain a sufficient number of shares of Common Stock, duly and validly authorized and reserved for issuance to satisfy the conversion of this Note, the Series I Preferred Stock, the Shaar Warrant and all other warrants held by the Holder (collectively, the "Warrants"); provided, that, in no event shall the number of shares reserved for such issuance be less than the greater of (a) 75,000,000 and (b) 115% of the number of shares necessary for the full conversion of this Note, the Series I Preferred Stock and the Warrants. In addition to such other remedies as shall be available to Holder hereunder, the Borrower will take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued shares of Common Stock to the number of shares required hereby, including without limitation, using its best efforts to obtain the requisite stockholder approval necessary to increase the number of authorized shares of the Borrower's Common Stock.

         15. Representations of Holder.Upon conversion of all or a portion of this Note, the Holder shall confirm in writing, in a form reasonably satisfactory to the Borrower, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, and that such Holder is an Accredited Investor (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act). The Borrower acknowledges that Holder's duly executed certification on the Notice of Conversion is satisfactory confirmation of the facts set forth in the immediately preceding sentence. If such Holder cannot make such representations because they would be factually incorrect, it shall be a condition to such Holder's conversion of all or a portion of the Note that the Borrower receive such other representations as the Borrower considers reasonably necessary to assure the Borrower that the issuance of its securities upon conversion of the Note shall not violate any United States or state securities laws.

         16. Communications and Notices. Except as otherwise specifically provided herein, all communications and notices provided for in this Note shall be sent by facsimile to:

                  If to the Holder, to:

                  The Shaar Fund Ltd.
                  c/o Maarten Robberts
                  SS&C Fund Services N.V.
                  Pareraweg 45
                  Curacao, Netherlands Antilles
                  Phone: (599-9) 434-3562
                  Fax: (599-9) 434-3560
                  with copies to:

                  Meltzer, Lippe, Goldstein & Breitstone, LLP
                  Attn:  Ira Halperin, Esq.
                  190 Willis Avenue
                  Mineola, NY 11501
                  Phone: (516) 747-0300
                  Fax: (516) 747-0653

                  and:

                  Levinson Capital Management
                  350 Fifth Avenue, Suite 2210
                  New York, NY 10018
                  Attention: Samuel D. Levinson
                  (212) 244-3576
                  (212) 395-0059

                  If to the Borrower, to:

                  Commodore Applied Technologies, Inc.
                  Attn: James DeAngelis
                  Chief Financial Officer
                  150 East 58th Street
                  Suite 3238
                  New York, New York 10155
                  Phone: (212) 308-5800
                  Fax: (212) 753-0731

         Notices sent by facsimile shall be deemed received upon delivery. The Borrower and the Holder may from time to time change their respective addresses, for purposes of this Section 16, by written notice to the other parties; provided, however, that notice of such change shall be effective only upon receipt.

         17. Governing Law; Jurisdiction. This Note shall be construed in accordance with and governed by the laws of the State of New York. Each of the parties hereto consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Note. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum or improper venue to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. Each party hereto irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such courts by the mailing of copies of such process by certified or registered airmail at its address specified herein. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         18. Assignment. This Note shall bind and inure to the benefit of the respective successors and assigns of the parties hereto; provided that Borrower shall not be permitted to assign its obligations hereunder.

         19. Security. This Note is secured inter alia, (i) by a security interest in certain assets of the Borrower and CASI as set forth in the Shaar Security Agreement and (ii) by a certain Patent Collateral Assignment dated as of June 13, 2001 from Borrower to Holder, as amended and restated as of the date hereof. Borrower agrees and acknowledges that all of its payment and performance obligations under this Note constitute "Obligations", as such term is defined in the Shaar Security Agreement. Subject to the consent of the Holder, which consent shall not be unreasonably withheld, the Borrower shall, upon at not less than fifteen (15) days prior written notice to the Holder, be permitted to (x) amend the "Collateral" described on Security Agreement and Patent Collateral Assignment to reflect patents abandoned by the Borrower in the ordinary course of its business and (y) grant a first priority security interest on new equipment obtained by the Borrower or CASI in connection with an equipment leasing arrangement entered into after the date hereof in a transaction approved by the Board of Directors of the Borrower or CASI, as the case may be.

         20. Enforcement and Waiver. No failure or delay on the part of Holder in exercising any of its rights, powers or privileges hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. Borrower hereby waives diligence, presentment, demand for payment, notice of non-payment, presentment, notice of dishonor, protest, notice of protest or any other notice in connection with the delivery, acceptance, performance or enforcement of this Note.

         21. Modification. This Note may not be changed or terminated orally, nor may any of its provisions be waived, except by an agreement in writing signed by the party against whom enforcement of such change or termination is sought.

         22. Remedies. In case any one or more Events of Default shall occur and be continuing, Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding. Borrower shall pay all reasonable costs of collection when incurred, including reasonable attorneys' fees.

         23.  Collection  Costs.  In the event that the Holder  shall place this
Note in the hands of an attorney for collection during the continuance of any Event of Default, the Borrower shall further be liable to the Holder for all costs and expenses (including reasonable attorneys' fees) which may be incurred by the Holder in enforcing this Note, which amounts may, at the Holder's option, be added to the principal hereof.

         24. Waiver of Jury Trial. THE BORROWER EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE BORROWER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THIS WAIVER OF THE RIGHT TO TRIAL BY JURY.

         25. Prior Notes. The Borrower agrees and acknowledges that the indebtedness of the Borrower evidenced by the Original Shaar Note and the Milford Note (together, the "Prior Notes") remains outstanding as of the date hereof, and this Convertible Secured Note: (a) is exchanged for and re-evidences the indebtedness evidenced by the Prior Notes; (b) is given in substitution for, and not in payment of the Prior Notes; and (c) is not intended to discharge or constitute a novation of the Prior Notes.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Borrower has executed this Note on the date first above written.


                                    COMMODORE APPLIED TECHNOLOGIES, INC.



                                    By: /s/ James M. DeAngelis
                                    --------------------------
                                    James M. DeAngelis, Chief Financial Officer

                                    EXHIBIT A


                         [FORM OF NOTICE OF CONVERSION]

                                                              _________ __, 200_
Commodore Applied Technologies, Inc.
150 East 58th Street
Suite 3238
New York, New York 10155

Attn: Chief Financial Officer

         The undersigned, owner of Commodore Applied Technologies, Inc.'s (the "Borrower") Convertible Secured Note, due April 12, 2009 (the "Note"), hereby exercises its option to convert $___________ principal amount of the Note into shares of the common stock, $.001 par value per share, of the Borrower ("Common Stock"), in accordance with the terms of the Note.

         The undersigned hereby instructs the Borrower to convert the portion of the Note specified above into shares of Common Stock at Conversion Price in accordance with the provisions of Section 5 of the Note. The undersigned directs that (i) the Common Stock issuable and certificates therefor deliverable upon conversion, and (ii) if so delivered by the Holder, the Note, recertificated in the principal amount, if any, not being surrendered for conversion hereby, together with any check in payment for fractional Common Stock, be issued in the name of and delivered to the undersigned unless a different name has been indicated below. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Note.

         By delivering this conversion notice, the undersigned owner represents and warrants to the Borrower that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, and that such Holder is an Accredited Investor (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act).

                                                HOLDER: